Exhibit 23


                           DAVIS POLK & WARDWELL
                           450 Lexington Avenue
                            New York, NY 10017
                               212-450-4000

                                                  September 16, 1998

Re:  Registration Statement on Form S-3
     Registration No. 333-60811

RJR Nabisco Holdings Corp.
RJR Nabisco Holdings Capital Trust II
1301 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

               We have acted as special counsel for RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), and RJR Nabisco Holdings Capital Trust II, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the Trust's offer (the "Offer") and issuance of 9 1/2% Trust Originated Preferred Securities (the "Preferred Securities"). In connection therewith, we have prepared the discussion set forth under the caption "Certain Federal Income Tax Consequences" (the "Discussion") in the Prospectus Supplement dated September 11, 1998 (the "Prospectus Supplement") to the Prospectus dated August 31, 1998 that is part of the Registration Statement on Form S-3 (Registration No. 333-60811) filed with the Securities and Exchange Commission (the "Commission").

               In rendering our opinion, we have examined the Amended and Restated Declaration of Trust of the Trust dated as of September 16, 1998 (the "Declaration"), which is to be filed by Holdings and the Trust with the Commission on September 16, 1998 pursuant to a report on Form 8-K, and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Declaration. We hereby confirm our opinion as set forth in the Discussion, which is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

               We hereby consent to the filing with the Commission of this opinion and to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Prospectus Supplement. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                                     Very truly yours,

                                                     /s/ DAVIS POLK & WARDWELL